February 25, 2003

Merrill Lynch Principal Protected Trust
800 Scudders Mill Road
Plainsboro, NJ  08536

            Re: Merrill Lynch Principal Protected Trust

Ladies and Gentlemen:

      We have acted as special Delaware counsel to Merrill Lynch Principal Protected Trust (formerly known as Merrill Lynch Principal Preservation Trust), a Delaware statutory trust (the "Trust"), in connection with certain matters relating to the formation of the Trust and the issuance of Shares of beneficial interest in the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Agreement and Declaration of Trust of the Trust dated as of July 15, 2002, as amended by the Unanimous Written Consent of the Board of Trustees dated as of July 31, 2002 (as so amended, the "Governing Instrument").

      In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of Delaware (the "State Office") on July 15, 2002 (the "Certificate"); the Certificate of Amendment to the Certificate as filed in the State Office on August 1, 2002; the Governing Instrument; the Unanimous Written Consent of the Board of Trustees dated as of July 31, 2002; draft minutes of the proceedings of the meeting of the Board of Trustees of the Trust dated December 20, 2002 (the "Draft Minutes"); the By-laws of the Trust (the "By-laws"); the Trust's Registration Statement under the Securities Act of 1933 on Form N-1A as filed with the Securities and Exchange Commission on July 15, 2002 (such registration statement as amended from time to time is referred to herein as the "Registration Statement" and, together with the Governing Instrument, the By-laws and all of the foregoing actions by the Trustees of the Trust, the "Operative Documents"); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents


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February 25, 2003
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submitted to us as copies or drafts of  documents to be executed,  and the legal capacity of natural persons to complete the execution of documents. We have further assumed for the purpose of this opinion: (i) the due authorization, adoption, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced instruments, certificates and other documents (including the due adoption by the Trustees of the Draft Minutes and all other consents, resolutions and other actions of the Trustees referenced above), and of all documents contemplated by either the Operative Documents or any applicable resolutions of the Trustees to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Instrument, and compliance with the other terms, conditions and restrictions set forth in the Operative Documents and all applicable resolutions of the Trustees of the Trust in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate Series and Classes of Shares and the rights and preferences attributable thereto as contemplated by the Governing Instrument including, without limitation, the designation of Merrill Lynch Core Principal Protected Fund as a Series of the Trust, and each Class thereof (the "Core Fund"); (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance, redemption or transfer of Shares; (iv) that no event has occurred subsequent to the filing of the Certificate that would cause a termination or reorganization of the Trust or a Series or Class of the Trust under Section 2 or 3 of Article VIII of the Governing Instrument; (v) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del.
C. ss.ss. 3801 et seq. (the "Delaware Act"); and (vii) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinion expressed herein. Further, we express no opinion with respect to, and we assume no responsibility for, any offering documentation relating to the Trust or the Shares. As to any facts material to our opinion, other than
those  assumed,  we  have  relied  without  independent   investigation  on  the
above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

      Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

      1. The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

      2. The Shares of the Core Fund, when issued to Shareholders of the Core Fund in accordance with the terms, conditions, requirements and procedures set forth in the Operative


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Documents,  will constitute legally issued, fully paid and non-assessable Shares of beneficial interest in the Core Fund.

      With respect to the opinion expressed in paragraph 2 above, we note that, pursuant to Section 5 of Article IV of the Governing Instrument, the Trustees have the power to cause any Shareholder, or any Shareholder of a particular Series, to pay directly, in advance or arrears, for charges of the Trust's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

      We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as part of Post-Effective Amendment No. 4 to the Registration Statement to be filed on or about the date hereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as provided in this paragraph, the opinion set forth above is expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other person or entity without our prior written consent. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and certificates and the application of Delaware law as the same exists on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                        Sincerely,

                                        MORRIS, NICHOLS, ARSHT & TUNNELL